RTX/AW                                                                F 10.25.01


                           CLASS A REDEEMABLE WARRANTS
                            TO PURCHASE COMMON STOCK
                                       OF
                             RATEXCHANGE CORPORATION

     THESE WARRANTS ARE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. NEITHER THEY NOR THE SHARES OF COMMON
     STOCK FOR WHICH THEY CAN BE EXERCISED MAY BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 AND QUALIFIED UNDER APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL TO THE COMPANY, AN EXEMPTION THEREFROM IS AVAILABLE.

WHEREAS, at a meeting of the Board of Directors of RateXchange Corporation. (the "Company") duly called and held on September 19, 2001, the Board authorized the granting of XXXXXX Class A Redeemable Warrants (the "A Warrants"), each to purchase one share of the Company's Common Stock, par value $0.0001, (the "Common Stock") to XXXXXXXX (the "Holder") in accordance with the terms set forth herein; and

WHEREAS, these A Warrants are part of a series of A Warrants (the "Series A Warrants"), all with the same terms and conditions as those set forth herein, which may be issued by the Company exercisable for up to an aggregate 818,750 shares of Common Stock; and

WHEREAS, the Series A Warrants are a part of an offering by the Company of 65 units (the "Units") each consisting of (i) one 12% Convertible Subordinated Note (collectively the "Notes") in the principal amount of $50,000; and (ii) 12,500 A Warrants; and

WHEREAS, each A Warrant permits the holder thereof, for a period terminating on December 31, 2004, to purchase one share (collectively the "A Warrant Shares") of Common Stock, initially at $0.37 per share; and

WHEREAS, the Company desires to set forth the terms of the A Warrants and the Holder desires to accept such terms;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1. Grant of Warrants.

The Company hereby grants to the Holder the right to purchase one A Warrant Share for each A Warrant granted hereby for a price equal to $0.37 per share as hereinafter adjusted (the "Exercise Price"). The A Warrants may be exercised, except as otherwise provided

Common Stock Purchase Warrant (Series A)                              F 10.25.01
issued by RateXchange Corporation
to XXXXXXX


herein, in whole or in part at any time commencing upon the date hereof and terminating at 5:00 P.M., New York time, on December 31 2004 (the "Expiration Date").

2. Manner of Exercise.

The A Warrants underlying this A Warrant Agreement may be exercised in whole or in part by surrender of this A Warrant Agreement, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office or at the office of its stock transfer agent, accompanied by payment in full in cash or by certified or official bank check to the order of the Company of the Exercise Price of the shares to be purchased. As soon as practicable, but in no event more than 15 days after the Holder has given the aforesaid written notice and made the aforesaid payment, the Company shall, without charging stock issue or transfer taxes to the Holder, issue or caused to be issued the number of shares of duly authorized Common Stock issuable upon such exercise, which shall be duly issued, fully paid and non-assessable, and shall deliver to the Holder a certificate or certificates therefor, registered in the Holder's name. In the event of a partial exercise of this A Warrant Agreement, the Company shall also issue and deliver to the Holder a new A Warrant Agreement of like tenor, in the name of the Holder, for the exercise of the number of A Warrant Shares for which such A Warrant Agreement may still be exercised.

3. Investment Representation.

The Holder acknowledges that the A Warrants underlying this A Warrant Agreement as well as the A Warrant Shares for which these A Warrants may be exercised, have not been and, except as otherwise provided herein, will not be registered under the Securities Act of 1933 (the "Act") or qualified under applicable state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. The Holder represents that he is acquiring the A Warrants and will acquire the A Warrant Shares for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such securities for any particular event or circumstance, except selling, transferring or disposing of them upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934 (the "Exchange Act"), the Rules and Regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder, and any applicable state securities laws. The Holder further understands and agrees that (i) neither the A Warrants nor the A Warrant Shares may be sold unless they are subsequently registered under the Act and qualified under any applicable state securities laws or, in the opinion of the Company's counsel, an exemption from such registration and qualification is available;
(ii) any routine sales of the Company's securities made in reliance upon Rule 144 promulgated by the Commission under the Act, can be effected only in the amounts set forth in and pursuant to the other terms and conditions, including applicable holding periods, of that Rule; and (iii) except as otherwise set forth herein, the Company is under no obligation to register the A Warrants or the A Warrant Shares on his behalf or to assist him in complying with any exemption from registration under the Act. The Holder agrees that each certificate representing any A Warrant Shares for which the A Warrants may be exercised will bear on its face a

Common Stock Purchase Warrant (Series A)                              F 10.25.01
issued by RateXchange Corporation
to XXXXXXX


legend in substantially the following form:

     These securities have not been registered under the Securities Act of 1933 or qualified under any state securities laws. They may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under that Act or qualification under applicable state securities laws without an opinion acceptable to counsel to the Company that such registration and qualification are not required.

4. Holder Not Deemed Stockholder.

The Holder shall not, as holder of the A Warrants, be entitled to vote or to receive dividends, except as may be provided in Section 5 below, or be deemed the holder of Common Stock that may at any time be issuable upon exercise of the A Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as holder of the A Warrants, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised the A Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

5. Warrant Adjustments.

The Exercise Price and the number of shares purchasable upon exercise of the A Warrants shall be subject to adjustment with respect to events after the date hereof as follows:

(a) Adjustment  for Change in Capital  Stock.  Except as provided in Paragraph 5
(n) below, if the Company shall (i) declare a dividend on its outstanding Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the Exercise Price in effect immediately prior to such action shall be adjusted so that if the A Warrants are thereafter exercised, the Holder may receive the number and kind of shares which he would have owned immediately following such action if he had exercised the A Warrants immediately prior to such action. Such adjustment shall be made successively whenever such an event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment the Holder upon exercise of the A Warrants may receive shares of two or more classes of capital stock of the Company, the Company's Board of Directors shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the

Common Stock Purchase Warrant (Series A)                              F 10.25.01
issued by RateXchange Corporation
to XXXXXXX


Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 5.

(b) Adjustment for Certain Issuances of Common Stock. If the Company shall at any time or from time to time issue any shares of Common Stock (other than shares issued as a dividend or distribution as provided in Paragraph 5 (a) above) for a consideration per share less than the lower of the Exercise Price in effect on the date of such issue or the Current Market Price (as defined in Paragraph (e) of this Section 5) per share of Common Stock, then, forthwith upon such issue, the Exercise Price in effect immediately prior to such action (the "Existing Exercise Price") shall be reduced by: (x) dividing the number of shares so issued by the total number of shares outstanding after such issuance,
(y) multiplying the quotient by the amount, if any, by which the Existing Exercise Price exceeds the price of the shares so issued, and (z) subtracting the result of (x) and (y) from the Existing Exercise Price. In the case of an issue of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the net cash proceeds received for such shares, after deducting therefrom any and all commissions and expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issue of such shares. The term "issue" shall be deemed to include the sale or other disposition of shares held in the Company's treasury. The number of shares outstanding at any given time shall not include shares in the Company's treasury.

     (c) Subscription Offerings. In case the Company shall issue to all of its existing stockholders or otherwise grant rights, options, or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, in the case of a security convertible into or exchangeable for Common Stock) less than the lower of the then Exercise Price or the Current Market Price per share on the record date for the determination of stockholders entitled to receive such rights, or granting date, as the case may be, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record or granting date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Exercise Price or Current Market Price, as the case may be, and of which the denominator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record or granting date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only to the extent that the A Warrants are not exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only

Common Stock Purchase Warrant (Series A)                              F 10.25.01
issued by RateXchange Corporation
to XXXXXXX


the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Company's Board of Directors. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

     (d) Other Rights to Acquire Common Stock. In case the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of Maker) or rights or warrants to subscribe for or purchase Common Stock (excluding those referred to in Paragraph (c) above), then in each such case the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in Paragraph (e) below) of the Common Stock on the Record Date mentioned below less the then fair market value (as determined by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such distribution.

     (e) Current Market Price. For the purpose of any computation under Paragraphs (b) through (d) of this Section 5, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the National Daily Quotation Bureau or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. If on any such date the Common Stock is not quoted by any such organization, the fair value of the Common Stock on such date, as determined in good faith by the Company's Board of Directors, shall be used.

     (f) Action to Permit Valid Issuance of Common Stock. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the A Warrants, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Exercise Price.

Common Stock Purchase Warrant (Series A)                              F 10.25.01
issued by RateXchange Corporation
to XXXXXXX


     (g) Minimum Adjustment. No adjustment in the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments, which by reason of this Paragraph (g) are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything to the contrary notwithstanding, the Company shall be entitled to make such reductions in the conversion price, in addition to those required by this Paragraph 5 (g), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

     (h) Referral of Adjustment. In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event (the "Exercise Event"), if the A Warrants shall have been exercised after such record date, the Company may elect to defer until the occurrence of the Exercise Event issuing to the Holder the shares, if any, issuable upon the Exercise Event over and above the shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the Exercise Event.

     (i) Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in Paragraphs (a) through (d) of this Section 5, the A Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of the A Warrants prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

     (j) Transactions Not Requiring Adjustments. No adjustment need be made for a transaction referred to in Paragraphs (a) through (d) of this Section 5 if the Holder is permitted to participate in the transaction on a basis no less favorable than any other party and at a level which would preserve the Holder's percentage equity participation in the Common Stock upon exercise of the A Warrants. No adjustment need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest, the granting of options and/or the exercise of options outstanding under any of the Company's currently existing stock option plans, the exercise of currently existing incentive stock options or incentive stock options which may be granted in the future, the exercise of any other of the Company's currently outstanding options, or any currently authorized warrants, whether or not outstanding. No adjustment need be made for a change in the par value of the Common Stock, or from par value to no par value. If the A Warrants become exercisable solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

Common Stock Purchase Warrant (Series A)                              F 10.25.01
issued by RateXchange Corporation
to XXXXXXX


     (k) Voluntary Reduction. The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Exercise Price is reduced, the Company shall mail to the Holder a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect. A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of Paragraphs 5 (a) through (d) above.

     (l) Prohibition against Certain Reductions of Exercise Price. Anything to the contrary notwithstanding, for the purpose of any computation under Paragraphs (b), (c) or (k) of this Section 5, in no event shall the Exercise
Price be reduced below (x) the Closing Price per Share of the Common Stock on the date the Company executes this Warrant as set forth below or (y) the par value of the Common Stock.

     (m) Notice of Adjustments. Whenever the Exercise Price is adjusted, the Company shall promptly mail to the Holder a notice of the adjustment together with a certificate from the Company's Chief Financial Officer briefly stating
(i) the facts requiring the adjustment, (ii) the adjusted Exercise Price and the manner of computing it; and (iii) the date on which such adjustment becomes effective. The certificate shall be prima facia evidence that the adjustment is correct, absent manifest error.

     (n) Reorganization of Company. If the Company and/or the holders of Common Stock are parties to a merger, consolidation or a transaction in which (i) the Company transfers or leases substantially all of its assets; (ii) the Company reclassifies or changes its outstanding Common Stock; or (iii) the Common Stock is exchanged for securities, cash or other assets; the person who is the transferee or lessee of such assets or is obligated to deliver such securities, cash or other assets shall assume the terms of the A Warrants. If the issuer of securities deliverable upon exercise of the A Warrants is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in such assumption. The assumption agreement shall provide that the Holder may exercise the A Warrants into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer, lease or exchange if he had exercised the A Warrants immediately before the effective date of the transaction. The assumption agreement shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 5. The successor company shall mail to the Holder a notice briefly describing the assumption agreement. If this Paragraph applies, Paragraph 5 (a) above does not apply.

     (o) Dissolution, Liquidation. In the event of the dissolution or total liquidation of the Company, then after the effective date thereof, the A Warrants and all rights thereunder shall expire.

     (p) Notices. If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to this Section 5; or (ii) there is a liquidation or dissolution of the Company, the Company shall mail to the Holder a notice stating the

Common Stock Purchase Warrant (Series A)                              F 10.25.01
issued by RateXchange Corporation
to XXXXXXX


proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     (q) Determination by Company Conclusive. Any determination that the Company or its Board of Directors must make pursuant to this Section 5 shall be conclusive, absent manifest error.

6. Fractional Shares.

If the number of A Warrant Shares purchasable upon the exercise of the A Warrants is adjusted pursuant to Section 5 hereof, the Company shall nevertheless not be required to issue fractions of shares upon exercise of the A Warrants or otherwise, or to distribute certificates that evidence fractional shares. Instead the Company will round any fractional share to the nearest share so that if the fraction is less than 0.5 no share shall be issued and if the fraction is 0.5 or higher the Company shall issue one full share

7.  Inclusion  of  A  Warrant  Shares  in  Registration   Statement;   Right  to
Registration.

(a) Holder's Right to Registration. Commencing on the date hereof and ending one year after the date on which all of the A Warrants have expired and/or been exercised, upon receipt of written notice (the "Registration Request Notice") requesting registration under the Act of the shares of Common Stock issuable upon conversion of the Notes and the A Warrant Shares (collectively the "Registerable Securities") from the holders of more than 50% of the Registerable Securities, the Company will offer to the Holder the opportunity to include his Registerable Securities in such registration. The Company will use its reasonable best efforts to file with the Commission as promptly as practicable, a registration statement (the "Demand Registration Statement"), and will use its reasonable best efforts to have the Demand Registration Statement declared effective and remain effective until the earliest of two years thereafter, the date that all the Registerable Securities registered thereby have been sold, or, in the reasonable opinion of the Company's counsel, the Registerable Securities may be sold publicly without registration. The Company will also use its reasonable best efforts to qualify the Registerable Securities under the securities laws of the state where the Holder resides provided the Company is not required to execute a general consent to service or to qualify to do business in such state. This offer to the Holder shall be made within 20 days after the Company receives the Registration Request Notice. This Demand Registration right may be exercised one time only. If the Holder elects to include his Registerable Securities in the Demand Registration Statement, he will, in a timely manner, provide the Company and its counsel with such information and execute such documents as the Company's counsel may reasonably require to prepare and process the Demand Registration Statement. If the Holder elects not to include his Registerable Securities in the "Demand Registration Statement," he shall have no further rights to the registration of his Registerable Securities under this Paragraph 7 (a). In the event that the Company has filed a registration statement with the Commission relating to its securities within 90 days

Common Stock Purchase Warrant (Series A)                              F 10.25.01
issued by RateXchange Corporation
to XXXXXXX


prior to its receipt of the Registration Request Notice, which registration statement has not been declared effective, the Holder agrees that the Company can thereafter delay the filing of the Demand Registration Statement for a period not to exceed 90 days. Anything to the contrary notwithstanding, in no event shall the Company be required to file a Demand Registration Statement with the Commission prior to 180 days after the date hereof.

     (b) "Piggy Back" Registration Rights. If at any time after the date hereof, the Company proposes to file a Registration Statement under the Act with respect to any of its securities (except one relating to employee benefit plans or a merger or similar transaction), it shall give written notice of its intention to effect such filing to the Holder at least 30 days prior to filing such Registration Statement (the "Piggy-Back Registration Statement"). If the Holder's Registerable Securities have not been previously registered as provided in Paragraph 7 (a) above, and he desires to include his Registerable Securities in the Piggy-Back Registration Statement, he shall notify the Company in writing within 15 days after receipt of such notice from the Company, in which event the Company shall include the Holder's Registerable Securities in the Piggy-Back Registration Statement. If the Holder elects to include his Registerable Securities in the Piggy-Back Registration Statement as set forth herein, he shall, in a timely fashion, provide the Company and its counsel with such information and execute such documents as its counsel may reasonably require to prepare and process the Piggy-Back Registration Statement.

     (c) Copies of Registration Statements and Prospectuses. The Company will provide the Holder with a copy of the Demand Registration Statement or Piggy-Back Registration Statement, as the case may be, and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit the Holder to sell his Registerable Securities after the Demand Registration Statement or Piggy-Back Registration Statement, as the case may be, is declared effective by the Commission.

     (d) The Company's Obligation to Bear Expenses of Registration. The Company will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to the Holder) necessary and incidental to the performance of its obligations under this Section 7.

     (e) Indemnification. The Company and the Holder, if the Holder's Registerable Securities are included in a Registration Statement pursuant to this Section 7, shall provide appropriate cross indemnities to each other covering the information supplied by the indemnifying party for inclusion in such Registration Statement.

     (f) Restriction on Sale of Registerable Securities. The Holder agrees that as a condition for the Company registering the Registerable Securities as provided in Paragraph 7 (b), in the event that the Piggy-Back Registration
Statement in which the Registerable Securities are included relates to an offering to be effected through or with the assistance of an underwriter, he will consent to restrict the sale of the Registerable

Common Stock Purchase Warrant (Series A)                              F 10.25.01
issued by RateXchange Corporation
to XXXXXXX


Securities or reduce the number of Registerable Securities that may be included in such registration in accordance with the requirements of such underwriter.

     (g) Cancellation of Registration Rights. Anything to the contrary notwithstanding, the Company shall not be required to register any Registerable Securities which, in the reasonable opinion of the Company's counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144 promulgated under the Act.

8. Redemption.

     (a) Company's Right to Redeem A Warrants. On or after the date the A Warrant Shares become registered as provided herein or may otherwise be sold publicly, on not less than 30 days notice, the A Warrants may be redeemed, at the option of the Company, at a redemption price of $0.001 per A Warrant (the "Redemption Price"), provided that the reported closing price of the Common Stock equals or exceeds 5.4054 times the then Exercise Price for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption. For the purpose of this Section 8, the closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the National Daily Quotation Bureau or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. All unexercised A Warrants in the Series of A Warrants must be redeemed if any A Warrants are redeemed.

     (b) Method of Redemption. In case the Company shall desire to exercise its right to redeem the A Warrants, it shall mail a notice of redemption to the Holder, first class, postage prepaid, not later than the 30th day before the date fixed for redemption, at his last address as shall appear in the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

     (c) Notice of Redemption. The notice of redemption shall specify (i) the Redemption Price; (ii) the date fixed for redemption; (iii) the place where the A Warrant Certificates shall be delivered and the Redemption Price paid; and
(iv) that the right to exercise the A Warrants shall terminate at 5:00 PM (New York time) on the date fixed for redemption. The date fixed for the redemption of the A Warrants shall be the Redemption Date.

     (d) Termination of Right to Exercise A Warrants. Any right to exercise A Warrants shall terminate at 5:00 P.M. (New York time) on the Redemption Date. On and after the Redemption Date, the Holder shall have no further rights except to receive, upon surrender of his A Warrants, the Redemption Price.

Common Stock Purchase Warrant (Series A)                              F 10.25.01
issued by RateXchange Corporation
to XXXXXXX


     (e) Delivery of Redemption Price and Expiration of A Warrants. From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder of one or more A Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of the Holder a sum in cash equal to the Redemption Price of each such A Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all of the A Warrants called for redemption, such A Warrants shall expire and become void and all rights hereunder, except the right to receive payment of the Redemption Price, shall cease.

9. Covenants of the Company.

The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of a Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding a Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the A Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

10. Amendments.

This Agreement shall not be amended, modified or revoked except by agreement in writing, signed by the Company and the Holder.

11. Governing Law.

The A Warrants shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the Company has caused these A Warrants to be executed on its behalf by an officer thereunto duly authorized and the Holder has executed this Agreement as of November 26, 2001.

RateXchange Corporation

By: ____________________________                     ___________________________
    D. Jonathan Merriman,                            Holder
    Chief Executive Officer

RTX/AW                                                               F 10.25.011


                                SUBSCRIPTION FORM

                          To Be Executed by the Holder
                         in Order to Exercise A Warrants

The undersigned Holder hereby irrevocably elects to exercise the A Warrants, and to purchase the __________________ shares of Common Stock issuable upon the exercise thereof, and requests that certificates for such shares shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

               --------------------------------------------------

               --------------------------------------------------

               --------------------------------------------------
                     [please print or type name and address]

and be delivered to

               --------------------------------------------------

               --------------------------------------------------

               --------------------------------------------------
                     [please print or type name and address]

and if such number of shares of Common Stock shall not be all the shares issuable upon the exercise of the A Warrants, that new A Warrants exercisable for the balance of the shares issuable upon the exercise of the A Warrants be delivered to the Holder at the address stated below.

Dated: ______________________               X _______________________________

                                              _______________________________

                                              _______________________________
                                                          Address

                                              _______________________________
                                              Taxpayer Identification Number

                                              _______________________________
                                                    Signature Guaranteed

                              [FORM OF ASSIGNMENT]

             To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.

     FOR  VALUE  RECEIVED  _____________________________________________________
hereby sells, assigns and transfers unto

________________________________________________________________________________
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________________

                                    Signature  _________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                    ____________________________________________
                                    (Insert Social Security or Other
                                    Identifying Number of Holder)